                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                               Office Depot, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                          DELRAY BEACH, FLORIDA 33445

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of Office Depot, Inc. will be held on May 26, 1998, at 10:00 a.m. EDT, at the Boca Raton Marriott, 5140 Town Center Circle, Boca Raton, Florida 33486, for the following purposes:

     1. To elect eight directors to hold office until the next annual meeting of stockholders or until their successors have been elected and qualified;

     2. To approve amendments to the Office Depot, Inc. Long-Term Equity Incentive Plan;

     3. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 26, 1998; and

     4. To transact any other business that may come before the meeting.

     Stockholders of record as of the close of business on April 15, 1998 are entitled to notice of and to vote at the annual meeting of stockholders or any adjournment thereof.

                                           By order of the Board of Directors,

                                           /s/ Barry J. Goldstein
                                           ---------------------------
                                           Barry J. Goldstein
                                           Secretary

April 23, 1998

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER YOU OWN. THEREFORE, EVEN IF YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND RETURN YOUR PROXY IN THE ENCLOSED RETURN ENVELOPE PROMPTLY.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                          DELRAY BEACH, FLORIDA 33445
                            TELEPHONE (561) 278-4800

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Office Depot, Inc. ("Office Depot" or the "Company") for use at the annual meeting of the Company's stockholders to be held on May 26, 1998, at 10:00 a.m. EDT, at the Boca Raton Marriott, 5140 Town Center Circle, Boca Raton, Florida 33486, and at any adjournment of that meeting (the "Annual Meeting"). The purpose of the Annual Meeting is to: (1) elect eight directors to the Board; (2) approve an amendment to the Office Depot, Inc. Long-Term Equity Incentive Plan (the "Equity Incentive Plan"); (3) ratify the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 26, 1998; and (4) transact any other business that may come before the meeting.

     If a proxy in the form distributed by the Company is properly executed and returned to the Company, the shares represented by that proxy will be voted at the Annual Meeting. Where a stockholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for: (1) the election of all nominees, (2) approval of an amendment to the Equity Incentive Plan and (3) for the ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 26, 1998.

     The Company's management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are presented, all proxies will be voted in accordance with the recommendations of the Company's management.

     Solicitation of proxies will be made initially by mail. The Company's directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who will mail material to or otherwise communicate with the beneficial owners of shares of the Company's Common Stock. The Company has also engaged Corporate Investor Communications, Inc. to assist in communicating with these institutions and forwarding solicitation materials for a fee of $6,000 plus the reimbursement of expenses. All expenses of solicitation of proxies will be paid by the Company.

     A proxy may be revoked at any time prior to its exercise at the Annual Meeting by written notice delivered to the Corporate Secretary of the Company prior to the Annual Meeting or by attending the Annual Meeting and voting by ballot.

     Holders of record of Common Stock as of the close of business on April 15, 1998, will be entitled to vote at the Annual Meeting. As of April 15, 1998, there were 158,912,946 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the shares of Common Stock outstanding will constitute a quorum for the transaction of business. Each share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. Pursuant to Delaware law, abstentions are treated as present and entitled to vote and therefore will be counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Pursuant to Delaware law, broker "non-votes" are considered present but not entitled to vote and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

     This Proxy Statement and the accompanying proxy are being sent to the Company's stockholders on or about April 23, 1998.

ELECTION OF DIRECTORS

     The Nominating Committee of the Board has nominated the following eight persons for election to the Board at the Annual Meeting:

Cynthia R. Cohen       James L. Heskett       Frank P. Scruggs, Jr.
David I. Fuente        John C. Macatee        Peter J. Solomon
W. Scott Hedrick       Michael J. Myers

     Directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The nominees have indicated that they are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

     Directors will be elected by a plurality of the shares present and voting at the meeting.

                      YOUR BOARD OF DIRECTORS RECOMMENDS A
                 VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

APPROVAL OF AMENDMENTS TO THE LONG-TERM EQUITY INCENTIVE PLAN

     In April 1998, the Board amended the Company's Equity Incentive Plan, subject to stockholder approval. The Board determined that it was necessary to increase the size of the plan and to increase the maximum number of shares of Common Stock underlying grants of options or SARs which may be awarded to a participant in any one year in order to attract, motivate and retain qualified employees. In addition, the Board determined that it was appropriate to impose limits on the maximum number of shares of Common Stock and the amount of cash that can be paid to a participant in any one year as a performance award, so that the Company will be able to secure full tax deductibility of such compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). As of April 10, 1998, 10,212,500 shares were reserved for issuance under the plan and of these, only 2,656,434 shares were available for future issuance under additional awards (assuming all outstanding awards are fully exercised or paid). The amendment increased the total number of shares of Common Stock with respect to which awards may be granted under the Equity Incentive Plan from 10,212,500 shares to 15,212,500 shares and increased the maximum number of shares of Common Stock underlying grants of options and/or SARs which may be made to any participant in any one year from 500,000 to 1,000,000. At the same time, the amendment limited the number of shares of Common Stock that can be granted to satisfy a performance award to a participant in any one year to 100,000 shares and limited the amount of cash that can be paid as a performance award to a participant in any one year to $2 million.

     The following is a summary of the terms of the Equity Incentive Plan, which is qualified in its entirety by reference to the Equity Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement.

  General

     The Equity Incentive Plan, which the Board of Directors adopted and the stockholders of the Company approved effective October 1, 1997, provides for grants of stock options, stock appreciation rights ("SARs") in tandem with options, restricted stock, performance awards and any combination of the foregoing to certain directors, officers, key employees of, and certain other key individuals who perform services for, the Company and its subsidiaries. The Equity Incentive Plan replaced the Office Depot, Inc. Omnibus Equity Plan (the "Omnibus Equity Plan") and the Office Depot, Inc. Directors Stock Option Plan (the "Directors Stock Option Plan" and, together with the Omnibus Equity Plan, the "Prior Equity Plans" and no further options will be issued under these plans. The purpose of adopting the Equity Incentive Plan was to (i) put in place an equity incentive plan that would allow the Company to provide such individuals with incentives to maximize stockholder value and otherwise contribute to the success of the Company and to enable the Company to attract, retain and reward the best available persons for positions of substantial responsibility and (ii) bring the Company's equity incentive programs in compliance with the amendments to the Securities and Exchange Commission Rules promulgated under Section 16 of the Securities Exchange Act of 1934 which became effective August 15, 1996. The 15,212,500 shares of Common Stock (or 10,212,500 shares prior to amendment of the Equity Incentive Plan) reserved for issuance under the Equity Incentive Plan include 5,212,500 shares previously approved by stockholders under the Prior Equity Plans.

     The Equity Incentive Plan is administered by the Compensation Committee. As grants to be awarded under the Equity Incentive Plan are made entirely in the discretion of the Compensation Committee, the recipients, amounts and values of future benefits to be received pursuant to the Equity Incentive Plan are not determinable.

     The shares of Common Stock reserved for issuance pursuant to the Equity Incentive Plan are subject to adjustment in the event of a reorganization, recapitalization, stock split, stock dividend or similar change in the corporate structure of the Company or the outstanding shares of Common Stock. Such shares may be, in whole or in part, authorized and unissued or reacquired and held as treasury shares. As of April 15, 1998, the closing price of the Common Stock as reported on the New York Stock Exchange was $33.50 per share.

  Terms of the Long-Term Equity Incentive Plan

     Eligibility. Directors (whether or not employees), officers and key employees of the Company and its subsidiaries selected by the Compensation Committee are eligible to receive grants pursuant to the Equity Incentive Plan, except that only employees may receive grants of incentive stock options pursuant to the Equity Incentive Plan. As of April 10, 1998, approximately 1300 employees were eligible to participate in the Equity Incentive Plan.

     Stock Options. Pursuant to the Equity Incentive Plan, the Compensation Committee may award grants of incentive stock options conforming to the provisions of Section 422 of the Code ("incentive options"), and other stock options ("non-qualified options"); provided, however, that (i) the number of shares of Common Stock underlying grants of options and/or SARs made to any participant in any one year shall not exceed 1,000,000 shares (or 500,000 shares prior to amendment of the Equity Incentive Plan) and (ii) the Common Stock underlying grants of incentive options first exercisable by any person in any one year shall not have an aggregate fair market value (determined as of the date such options are granted) in excess of $100,000. The proposed amendment would modify the Equity Incentive Plan to provide that the number of Shares of Common Stock underlying grants of options and/or SARs made to any one participant in any one year shall not exceed 1,000,000 shares. The exercise price of any option will be determined by the Compensation Committee in its discretion, provided that the exercise price of an incentive option may not be less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, and the exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of the voting power of the Company may not be less than 110% of such fair market value on such date. The Compensation Committee may in its discretion cancel any award under the Equity Incentive Plan and issue a new award in substitution therefor upon such terms as the Compensation Committee determines in its discretion. Subsequent to the last annual meeting, the Board amended the Equity Incentive Plan to provide that no option or SAR may be granted in substitution for a previously granted option or SAR if the new award would have a lower option exercise price or SAR appreciation base than the award it replaces.

     The term of each option is established by the Compensation Committee, subject to a maximum term of ten years from the date of grant in the case of a non-qualified option or an incentive option and of five years from the date of grant in the case of an incentive option granted to a person who owns stock constituting more than 10% of the voting power of the Company. In addition, the Equity Incentive Plan provides generally that all options cease vesting on, and terminate 90 days after, the date on which a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its subsidiaries, although the Equity Incentive Plan provides for certain exceptions. Except as may otherwise be provided for by the Committee: (a) in the case of the grantee's death while still an employee, all of the grantee's options become fully vested and exercisable and remain so for 18 months after the date of death, provided that all incentive options must be exercised within twelve months of the grantee's death or they will be treated as non-qualified stock options under the plan; (b) in the event of retirement as an employee, only the options vested as of the date of retirement will remain exercisable, for a period of 18 months after retirement, provided that all incentive options must be exercised within 90 days of retirement or they will be treated as non-qualified stock options; (c) upon termination for cause, all options terminate immediately; and (d) upon a change in control of the Company, all options become fully vested and exercisable.

     SARs. The Compensation Committee may grant SARs in tandem with stock options to any optionee pursuant to the Equity Incentive Plan. SARs become exercisable only when, to the extent and on the conditions that the related options are exercisable, and they expire at the same time the related options expire. The exercise of an option results in the immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR results in the immediate forfeiture of any related option to the extent the SAR is exercised.

     Upon exercise of an SAR, the grantee will receive an amount in cash and/or shares of Common Stock equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the exercise price of the option to which it relates, multiplied by the number of shares as to which the SAR is exercised.

     Restricted Stock. Under the Equity Incentive Plan, the Compensation Committee may award restricted stock subject to such conditions and restrictions, and for such duration (which shall be at least twelve months except as otherwise described below), as it determines in its discretion. A grantee will be required to pay the Company at least the aggregate par value of any shares of restricted stock within ten days of the date of grant, unless such shares are treasury shares, except as otherwise provided by the Compensation Committee. Except as may be otherwise provided by the Compensation Committee, all restrictions on a grantee's restricted stock will lapse immediately prior to a change in control of the Company or at such time as the grantee ceases to be a director, officer or employee of, or otherwise perform services for, the Company or its subsidiaries due to death or retirement. Except as may be otherwise provided by the Compensation Committee, if a grantee ceases to serve as such a director, officer or employee for, or to otherwise perform services for, the Company or its subsidiaries for any other reason, all of his or her restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

     Performance Awards. Pursuant to the Equity Incentive Plan, the Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives with respect to specified performance criteria, such as return on equity, over a specified performance cycle, all as designated by the Compensation Committee. Performance awards may include specific dollar-value target awards, performance units, the value of which is established by the Compensation Committee at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of Common Stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. The proposed amendment would modify the Equity Incentive Plan to provide that the number of shares of Common Stock or the amount of cash that can be granted to a participant to satisfy a performance award in any one year cannot exceed 100,000 shares or $2.0 million, respectively.

     Except as otherwise provided by the Compensation Committee, in the event of a change in control of the Company, or if a grantee ceases to be a director, officer or employee of, or otherwise perform services for, the Company or its subsidiaries due to death, disability or retirement, prior to completion of a performance cycle, the grantee will receive the portion of the performance award payable to him or her based upon the achievement of the applicable performance criteria over the elapsed portion of the performance cycle. If a grantee ceases to be a director, officer or employee of, or otherwise perform services for, the Company or its subsidiaries for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award.

     Vesting. The terms and conditions of each award made under the Equity Incentive Plan, including vesting requirements, will be set forth, consistent with the Equity Incentive Plan, in a written agreement with the grantee. Unless the Compensation Committee determines otherwise, no award under the Equity Incentive Plan may vest and become exercisable within twelve months of the date of grant; provided, except as may be otherwise provided by the Compensation Committee, that all awards will vest immediately prior to a change in control of the Company and in certain other circumstances upon a participant's termination of employment or performance of services for the Company as described above.

     Transferability. Unless the Compensation Committee determines otherwise, no award made pursuant to the Equity Incentive Plan will be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each award may be exercised only by the grantee or his or her guardian or legal representative.

     Amendment and Termination of the Equity Incentive Plan. No options may be granted under the Equity Incentive Plan after the close of business on September 30, 2007 and the plan may be earlier terminated by the Board at any time. The Board may amend the Equity Incentive Plan in its discretion, except that no amendment will become effective without the approval of the Company's stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any stock exchange listing requirements.

  Certain Federal Income Tax Consequences

     The following discussion is intended only as a brief summary of the federal income tax rules relevant to options or shares issued under the Equity Incentive Plan, as based upon the Code as currently in effect. These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, grantees should consult their personal tax advisors with respect to the tax consequences associated with stock options. Moreover, the following summary relates only to grantees' federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

     Non-Qualified Options. A grantee does not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the grantee recognizes ordinary income (subject to wage and employment tax withholding) equal to the excess of the fair market value of the Common Stock acquired over the option exercise price. However, in the case of a person subject to the short swing trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, whose grant is exempted from matching thereunder pursuant to the six-month holding provision of Rule 16b-3(d)(3) (a "16b-3(d)(3) Person"), income is recognized, and such excess is determined by using the fair market value on the later of the date of exercise and the date six months after the option grant date unless such grantee elects to be taxed based on the fair market value of the Common Stock on the date of exercise by filing an election with the Internal Revenue Service within 30 days after the exercise date to recognize income on the exercise date (a "Section 83(b) Election"). A grantee's basis in the stock received is equal to such stock's fair market value on the date of exercise (or on the date six months after the option grant date, if later, in the case of a grantee who is a 16b-3(d)(3) Person and who makes no such Section 83(b) Election). The Company is entitled to a deduction equal to the compensation taxable to the grantee.

     If a grantee sells Common Stock acquired pursuant to the exercise of a non-qualified option, such grantee will recognize capital gain or loss equal to the difference between the selling price of the stock and the grantee's basis in the stock. Capital gains are currently taxed at a maximum rate of 20% in the case of stock held for more than 18 months, 28% in the case of stock held for more than 12 months and not more than 18 months and 39.6% in the case of stock held for not more than 12 months. The capital gain holding period will begin on the exercise date (or, in the case of a grantee who is a 16b-3(d)(3) Person and who does not make a Section 83(b) Election, the later of the exercise date or the date six months after the option grant date). The Company is not entitled to any deduction with respect to any capital gain recognized by the grantee.

     Capital losses on the sale of such stock may be used to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.

     Incentive Options. An optionee does not recognize taxable income on the grant or exercise of an incentive option. However, the excess of the stock's fair market value on the exercise date (the fair market value on the exercise date or six months after the option grant date, whichever is later, is likely to govern in the case of a 16b-3(d)(3) Person) over the option exercise price will be included in the grantee's alternative minimum taxable income and thereby may subject the grantee to an alternative minimum tax. Such alternative minimum tax may be payable even though the grantee receives no cash upon the exercise of his or her incentive option with which to pay such tax. Upon the disposition of shares of Common Stock acquired pursuant to the exercise of an incentive option
(i) more than one year after the date of exercise, and (ii) more than two years after the grant date (the "Required Holding Periods"), the grantee recognizes capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an incentive option, or a disposition of stock received upon the exercise of an incentive option after the Required Holding Periods have been satisfied.

     If a grantee disposes of the shares of Common Stock acquired pursuant to the exercise of an incentive option before the expiration of the Required Holding Periods (a "Disqualifying Disposition"), the difference between the exercise price of such shares and the lesser of (i) the fair market value of such shares upon the date of exercise (the fair market value on the exercise date or six months after the option grant date, whichever is later, is likely to govern in the case of a 16b-3(d)(3) Person) or (ii) the selling price, will constitute compensation taxable to the grantee as ordinary income. The Company is allowed a corresponding tax deduction equal to the amount of compensation taxable to the grantee. If the selling price of the stock exceeds the fair market value on the exercise date (or six months after the option grant date, if later, in the case of a 16b-3(d)(3) Person), the excess will be taxable to the grantee as capital gain. The Company is not allowed a deduction with respect to any such capital gain recognized by the grantee.

     Use of Shares to Pay Option Price. If a grantee delivers previously acquired shares of Common Stock, however acquired, in payment of all or any part of the exercise price of a non-qualified option, the grantee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously acquired shares after their acquisition date. The grantee's tax basis in, and holding period for, the previously acquired shares surrendered carries over to an equal number of the option shares received on a share-for-share basis. The fair market value of the shares received in excess of the shares surrendered constitutes compensation taxable to the grantee as ordinary income (reduced by any portion of the option price paid other than by delivering previously acquired shares). Such income is recognized and such fair market value is determined on the date of exercise, except in the case of 16b-3(d)(3) Persons as discussed above. The tax basis for such shares is equal to their fair market value as so determined, and such shares' holding period begins on the date on which the fair market value of such shares is determined. The Company is entitled to a tax deduction equal to the compensation recognized by the grantee.

     If a grantee delivers previously acquired Common Stock (other than stock acquired upon exercise of an incentive option and not held for the Required Holding Periods) in payment of all or part of the option price of an incentive option, the grantee will not be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously acquired Common Stock after its acquisition date. The grantee's tax basis in, and holding period (for capital gain, but not Disqualifying Disposition, purposes) for the previously acquired stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the amount paid (if any) in excess of the previously acquired shares used to pay the exercise price, and such shares' holding period will begin on the date of exercise (with the possible exception of 16b-3(d)(3) Persons). Proposed regulations provide that when an incentive option is exercised using previously acquired stock, a later Disqualifying Disposition of the shares received will be deemed to have been a disposition of the shares having the lowest basis first.

     If a grantee pays the exercise price of an incentive option in whole or in part with previously acquired Common Stock that was acquired upon the exercise of an incentive option and that has not been held for the Required Holding Periods, the grantee will recognize ordinary income (but not capital gain) under the rules applicable to Disqualifying Dispositions. The Company will be entitled to a corresponding deduction. The grantee's basis in the shares received in exchange for the shares surrendered will be increased by the amount of ordinary income the grantee recognizes.

     One Million Dollar Compensation Limit. If a covered employee's total compensation from the Company (including compensation related to options) exceeds $1 million in any given year, such compensation in excess of $1 million may not be tax deductible by the Company under Section 162(m) of the Code. The "covered employees" for any given taxable year of the Company are the Company's Chief Executive Officer and the four other most highly compensated executive officers at the end of the taxable year. Excluded from the calculation of total compensation for this purpose is compensation that is "performance-based" within the meaning of Section 162(m) of the Code. The Company intends that compensation realized upon the exercise of an option, SAR or a performance award granted under the Equity Incentive Plan be regarded as "performance-based" under Section 162(m) of the Code and that such compensation be deductible without regard to the limits of Section 162(m) of the Code.

  Approval Required

     The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented in person or by proxy at the meeting is required for approval of the amendment to the Equity Incentive Plan. Approval of the Equity Incentive Plan is required for shares of Common Stock issued pursuant thereto to be listed for trading on the New York Stock Exchange, for grants of options and SARs made pursuant thereto to qualify as performance-based compensation deductible by the Company without limitation under Section 162(m) of the Code, and to enable the Company to grant options that qualify as incentive options.

             YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                 OF THE AMENDMENT TO THE EQUITY INCENTIVE PLAN

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board recommends that the stockholders ratify the appointment of Deloitte & Touche LLP as independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending December 26, 1998. Deloitte & Touche LLP has audited the consolidated financial statements of the Company each year since 1990. Representatives of Deloitte & Touche LLP will be present at the meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board will select other independent accountants.

           YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
          OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
                         INDEPENDENT PUBLIC ACCOUNTANTS

SECURITY OWNERSHIP

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 27, 1998 by (i) each stockholder known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers and (iv) all executive officers and directors of the Company as a group. Beneficial ownership of less than one percent is indicated by an asterisk. Except as otherwise indicated below, each of the entities named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such entity as set forth opposite such entity's name, and the address of each of the entities named in the table is the Company's address. No effect has been given to shares reserved for issuance under outstanding stock options except where otherwise indicated.

                                                                                  PERCENT OF
                                                          NUMBER OF SHARES          CLASS
NAME OF INDIVIDUAL OR GROUP                             BENEFICIALLY OWNED(1)   OUTSTANDING(2)
---------------------------                             ---------------------   --------------
Massachusetts Financial Services Company(3)                  17,430,414              11.0%
  500 Boylston Street
  Boston, Massachusetts 02116
FMR Corp.(4)                                                 10,258,800               6.5%
  82 Devonshire Street
  Boston, Massachusetts 02109
Friess Associates, Inc.(5)                                    8,088,000               5.1%
  115 E. Snow King
  Jackson, Wyoming 83001
F. Terry Bean(6)                                                159,944                  *
Richard M. Bennington(7)                                        277,097                  *
Cynthia R. Cohen(8)                                              21,408                  *
David I. Fuente(9)                                            1,539,608               1.0%
Barry J. Goldstein(10)                                          504,647                  *
W. Scott Hedrick(11)                                             75,532                  *
James L. Heskett(12)                                              6,000                  *
John C. Macatee                                                     200                  *
Michael J. Myers(13)                                             43,261                  *
Frank P. Scruggs, Jr.                                                --                  *
William P. Seltzer(14)                                          384,631                  *
Peter J. Solomon(15)                                            118,314                  *
All Executive Officers and Directors as a Group
  (14 persons)(16)                                            3,131,642               2.0%

---------------

 (1) Includes shares of Common Stock subject to options which are exercisable within 60 days of March 27, 1998.
 (2) Based on 158,762,648 shares of Common Stock outstanding as of March 27, 1998. Shares subject to options exercisable within 60 days of March 27, 1998 are considered for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.
 (3) Based solely upon a Schedule 13G dated February 14, 1998. Of the 17,430,414 shares shown as beneficially owned by Massachusetts Financial Services Company ("MFSC"), MFSC has sole voting power with respect to 17,400,314 of such shares and sole dispositive power with respect to all 17,430,414 of such shares.
 (4) Based solely upon a Schedule 13G dated February 14, 1998. Of the 10,258,800 shares shown as beneficially owned by FMR Corp. ("FMR"), FMR has sole voting power with respect to 20,700 of such shares and sole dispositive power with respect to all 10,258,800 of such shares.

 (5) Based solely on a Schedule 13G dated January 29, 1998.
 (6) Includes options to purchase 154,232 shares issued to Mr. Bean pursuant to the Omnibus Equity Plan and the Equity Incentive Plan.
 (7) Includes options to purchase 269,652 shares issued to Mr. Bennington pursuant to the Omnibus Equity Plan and the Equity Incentive Plan.
 (8) Includes options to purchase 20,000 shares issued to Ms. Cohen as a director of the Company.
 (9) Includes options to purchase 1,181,055 shares issued to Mr. Fuente pursuant to the Omnibus Equity Plan and the Equity Incentive Plan, 1,890 shares held of record by his spouse, 3,990 held of record by his step-daughter, Rebecca Mishkin, and 3,050 shares held of record by an irrevocable trust for the benefit of his step-daughter. Mr. Goldstein is the trustee of such trust. Mr. Fuente disclaims beneficial ownership of the shares held by his spouse, his step-daughter and Mr. Goldstein, as trustee.
(10) Includes options to purchase 387,599 shares issued to Mr. Goldstein pursuant to the Omnibus Equity Plan and the Equity Incentive Plan and 3,050 shares held of record by an irrevocable trust for the benefit of Mr. Fuente's step-daughter, of which Mr. Goldstein is the trustee. As the trustee, Mr. Goldstein has investment and voting power with respect to the shares held by the trust. Mr. Goldstein disclaims beneficial ownership of the shares held by the trust.
(11) Includes options to purchase 43,011 shares issued to Mr. Hedrick as a director of the Company.
(12) Includes options to purchase 5,000 shares issued to Mr. Heskett as a director of the Company.
(13) Includes options to purchase 40,261 shares issued to Mr. Myers as a director of the Company.
(14) Includes options to purchase 356,731 shares issued to Mr. Seltzer pursuant to the Omnibus Equity Plan and the Equity Incentive Plan.
(15) Includes options to purchase 23,750 shares granted to Mr. Solomon as a director of the Company.
(16) Includes options to purchase 2,481,291 shares.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Directors are elected at the Annual Meeting of Stockholders to serve during the ensuing year or until a successor is duly elected and qualified. Executive officers are elected annually by the Board and serve at the discretion of the Board. The following sets forth certain information concerning each of the Company's directors and executive officers:

  Directors

DAVID I. FUENTE                                                          AGE: 52

     Mr. Fuente has been Chairman of the Board and Chief Executive Officer since he joined the Company in December 1987. Mr. Fuente is a director of National Vision Associates.

JOHN C. MACATEE                                                          AGE: 47

     Mr. Macatee has been President and Chief Operating Officer and a director since he joined the Company in August 1997. Prior to joining the Company, Mr. Macatee was President of Sherwin-Williams Paint Stores Group, a position he held from 1992 to 1997, and was responsible for more than 2,000 stores and commercial branches, as well as a professional sales force serving corporate and industrial customers.

CYNTHIA R. COHEN                                                         AGE: 45

     Ms. Cohen has been a director since July 1994. She is the President of MARKETPLACE 2000, a marketing and strategy consulting firm. Prior to founding the firm in 1990, she was a Partner of Deloitte & Touche. Ms. Cohen is a director of Loehmann's Holdings, Inc., One Price Clothing, Inc. and Capital Factors, Inc.

W. SCOTT HEDRICK                                                         AGE: 52

     Mr. Hedrick has been a director since April 1991. From November 1986 until April 1991, he was a director of The Office Club, Inc., a subsidiary of the Company since April 1991. He was a founder and has been a general partner of InterWest Partners, a venture capital fund, since 1979.

JAMES L. HESKETT                                                         AGE: 64

     Mr. Heskett has been a director since May 1996. Mr. Heskett has served on the faculty of the Harvard University Graduate School of Business Administration since 1965 and has taught courses in marketing, business logistics, the management of service operations, business policy and service management.

MICHAEL J. MYERS                                                         AGE: 57

     Mr. Myers has been a director since July 1987. He is the President and a director of First Century Partners Management Company, an advisor to private venture capital equity funds, and a director of Smith Barney Venture Corp., a wholly-owned subsidiary of Smith Barney, Inc., which acts as the managing general partner of two private ven ture capital equity funds. Until January 1992, he was a Senior Vice President and

Managing Director of Smith Barney, Harris Upham & Co., Incorporated ("Smith Barney"). Mr. Myers is a director of Encore Paper Company, Inc., HASCO Holdings Corp. and Wisconsin Porcelain, Inc.

FRANK P. SCRUGGS, JR.                                                    AGE: 45

     Mr. Scruggs has been a director since October 1996. Since May 1995, Mr. Scruggs has been an attorney and shareholder in the law firm of Greenberg Traurig specializing in the representation of management in employment and governmental law matters. From 1984 until April 1995, Mr. Scruggs was a partner in the law firm of Steel, Hector & Davis other than during the period from January 1991 to July 1992 when Mr. Scruggs was Secretary of Labor of the State of Florida. Mr. Scruggs is a director of Blue Cross and Blue Shield of Florida, a managed care company.

PETER J. SOLOMON                                                         AGE: 59

     Mr. Solomon has been a director since April 1990. He is Chairman and Chief Executive Officer of Peter J. Solomon Company Limited ("PJSC"), an investment banking firm which provided services to the Company in fiscal 1993. In fiscal 1996 and 1997, PJSC performed services for the Company in connection with the proposed merger with Staples, Inc. Since such merger was not consummated, PJSC received no compensation with respect to such services and was only reimbursed for out-of-pocket expenses. From 1985 to 1989, Mr. Solomon was a Vice Chairman and a member of the board of directors of Shearson Lehman Hutton Inc. ("Shearson"). Mr. Solomon is a director of Centennial Cellular Corporation, Monro Muffler/Brake, Inc., General Cigar Holdings, Inc. and Phillips-VanHeusen Corporation.

  Executive Officers who are not Directors

BARRY J. GOLDSTEIN                                                       AGE: 55

     Mr. Goldstein has been Chief Financial Officer since he joined the Company in May 1987, has served as Executive Vice President, Finance since July 1991 and has served as Secretary since January 1988. From May 1987 until June 1991, he served as Vice President, Finance. Prior to joining the Company, he spent 22 years in public accounting, the most recent 18 of which were with Grant Thornton, a national accounting firm. He became a partner of Grant Thornton in 1976.

RICHARD M. BENNINGTON                                                    AGE: 57

     Mr. Bennington has been President, Business Services Division since August 1997. Prior thereto, he served as Executive Vice President, Operations and Sales since January 1996, and was Executive Vice President, Retail Division from July 1991 to January 1996. He joined the Company as a store manager in June 1986 and has served as the Company's Executive Vice President, Office Depot Store Operations, Vice President, Operations, District Manager and Director of Store Operations.

THOMAS KROEGER                                                           AGE: 49

     Mr. Kroeger has been Executive Vice President, Human Resources since he joined the Company in July 1997. Prior to joining the Company, he was employed by Sherwin-Williams where he served as Corporate Vice President of Human Resources from October 1987 to July 1997.

SHAWN P. MCGHEE                                                          AGE: 35

     Mr. McGhee joined the Company in March 1998 as Executive Vice President, Merchandising and Marketing. Prior to joining the Company, Mr. McGhee spent ten years at Autozone, an autoparts dealer with over 2000 stores and $2.7 billion in sales, where he started as a district manager and later held a number of merchandising positions, eventually rising to Executive Vice President of Merchandising in 1996.

WILLIAM P. SELTZER                                                       AGE: 59

     Mr. Seltzer has been Executive Vice President, Information Systems since joining the Company in August 1992. Prior to joining the Company, he was Senior Vice President--Distribution and Systems of Revco D.S. Inc. from November 1987 to July 1992. Mr. Seltzer was Vice President of Systems for the H.E. Butt Grocery Company from 1977 to 1987, and was Corporate Manager of Information Processing from 1972 to 1977 with SCM Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     The Company believes that each of its officers, directors and greater than ten-percent owners complied with all Section 16(a) filing requirements applicable to them during fiscal 1997.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     The Board met six times during the 1997 fiscal year. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees on which they served.

     The Audit Committee makes recommendations to the Board regarding the selection, retention and termination of the Company's independent auditors. The committee meets with the independent auditors to discuss the scope of the audit, any nonaudit related assignments, fees, the independence of the auditors, the results of the audit and the effectiveness of the Company's internal accounting controls. The committee reports to the Board. The independent auditors have access to the committee, with or without advising management, to discuss auditing and any other accounting matters. The Audit Committee is composed of Mr. Myers, Mr. Scruggs and Ms. Cohen, and met two times during the 1997 fiscal year.

     The Compensation Committee recommends action to the Board regarding the salaries and incentive compensation of elected officers of the Company. The committee also reviews the compensation of certain other principal management employees and administers the Company's employee benefit plans. The Compensation Committee is composed of Mr. Hedrick and Ms. Cohen, and met four times during the 1997 fiscal year.

     The Governance Committee was established in October 1997 and replaced the Company's existing Nominating Committee and Executive Committee. The Governance Committee reviews and makes recommendations to the Board concerning the size and composition of the Board and its committees and the recruitment and selection of directors. The committee also reviews and makes recommendations to the Board concerning corporate governance policies and practices. The Governance Committee will consider nominees recommended by stockholders in accordance with the Company's By-laws. Such recommendations, with relevant supporting data, should be submitted to the Company's Secretary. Mr. Heskett is the chair of this committee and Ms. Cohen and Messrs. Fuente and Solomon also serve on the committee. The Governance Committee held its first meeting in February 1998. The Company's former Nominating Committee, which was comprised of Messrs. Fuente, Solomon and Heskett and Ms. Cohen met once during the 1997 fiscal year prior to the establishment of the Governance Committee.

COMPENSATION

     Directors Compensation. Through April 1998, directors who are not salaried employees of the Company receive $15,000 per year plus $2,000 per Board meeting attended and are reimbursed for costs incurred in attending meetings. In February 1998, the Board approved an increase in the annual directors fee from $15,000 to $21,000, effective in May 1998. Directors will continue to receive $2,000 per Board meeting attended and will continue to be reimbursed for costs incurred in attending meetings. No additional amounts are paid for service on any committee of the Board. Under the Equity Incentive Plan, adopted effective October 1, 1997, the amount of options granted to directors and the terms and provisions of options granted to directors are in the discretion of the Compensation Committee. Prior to the effectiveness of the Equity Incentive Plan, directors who were not salaried employees of the Company received options pursuant to the Directors Stock Option Plan, which was a formula plan. Under the Directors Stock Option Plan, such directors received options to purchase 7,500 shares of Common Stock per year, with an exercise price per share of fair market value measured on the date of grant. Such options became exercisable in equal proportions on the first, second and third anniversary of their date of grant. Directors who are not salaried employees of the Company are permitted to defer 100% of their cash compensation under the Office Depot Deferred Compensation Plan. It is anticipated that directors who are not salaried employees will receive options to purchase 7,500 shares of Common Stock in 1998 as well.

     Executive Officers Compensation. The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the 1995, 1996 and 1997 fiscal years by (i) the Company's Chief Executive Officer,
(ii) the Company's four other most highly compensated executive officers who were serving as executive officers at the end of the 1997 fiscal year and (iii) one additional individual for whom disclosure would have been provided pursuant to clause (ii) above but for the fact the individual was not serving as an executive officer at the end of the 1997 fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                       ----------------------------------   ---------------------------------
                                                                                    AWARDS            PAYOUTS
                                                                            -----------------------   -------
                                                                                         SECURITIES
                                                                                           UNDER-
                                                                OTHER       RESTRICTED     LYING                    ALL
                                                                ANNUAL        STOCK       OPTIONS/     LTIP        OTHER
NAME AND                               SALARY      BONUS     COMPENSATION    AWARD(S)       SARS      PAYOUTS   COMPENSATION
PRINCIPAL POSITION              YEAR     ($)      ($)(1)        ($)(2)         ($)          (#)         ($)       ($)/(3)
------------------              ----   -------   ---------   ------------   ----------   ----------   -------   ------------
David I. Fuente                 1997   880,000   1,760,000      53,600         -0-        465,000       -0-       163,691
  Chief Executive               1996   800,000         -0-         -0-         -0-        165,000       -0-       160,801
  Officer                       1995   700,000     280,000         -0-         -0-        125,000       -0-       127,769

John C. Macatee(4)              1997   205,679   1,092,500         -0-         -0-        300,000       -0-        14,067
  President and Chief
  Operating Officer

Richard M. Bennington           1997   487,298     874,800         -0-         -0-        160,000       -0-        54,641
  President, Business           1996   450,000         -0-         -0-         -0-         60,000       -0-        67,634
  Services Division             1995   350,000     108,500         -0-         -0-         35,000       -0-        52,508

Barry J. Goldstein              1997   440,000     792,000         -0-         -0-        140,000       -0-        52,708
  Executive Vice                1996   400,000         -0-         -0-         -0-         40,000       -0-        53,878
  President,                    1995   350,000     109,200         -0-         -0-         35,000       -0-        43,122
  Finance, Chief
  Financial Officer,
  Secretary

William P. Seltzer              1997   350,000     630,000         -0-         -0-        135,000       -0-        85,344
  Executive Vice                1996   310,000         -0-      39,200         -0-         35,000       -0-        86,025
  President,                    1995   300,000      50,000         -0-         -0-         35,000       -0-        68,572
  Information Systems

F. Terry Bean(4)                1997   372,600     670,680         -0-         -0-        135,000       -0-        34,640
  Senior Vice                   1996   345,000         -0-      39,200         -0-         35,000       -0-        33,843
  President,                    1995   325,000      98,150         -0-         -0-         35,000       -0-        26,194
  Commercial Business
  Unit

---------------

(1) Of the amounts shown, half is subject to vesting and becomes payable on December 31, 2000 if the executive has been continuously employed by the Company.
(2) Except as otherwise noted, Other Annual Compensation was not reportable. The amount shown for Mr. Fuente, Mr. Seltzer and Mr. Bean each included $21,600 paid pursuant to the Company's executive medical insurance program and $15,600 of automobile allowance.

(3) Amounts reported represent insurance premiums paid by the Company for the benefit of the Named Executive Officers under a split-dollar life insurance policy, and matching contributions under the Company's Retirement Savings Plan and Senior Management Deferred Compensation Plan, both defined contribution plans, and amounts paid for reimbursement of relocation expenses.
(4) Mr. Macatee joined the Company as President and Chief Executive Officer on August 18, 1997. Mr. Macatee received a salary only for the portion of the year that he was employed by the Company, but was awarded a full year's bonus as part of the Company's efforts to recruit Mr. Macatee.
(5) Mr. Bean served as Executive Vice President, Human Resources until August 4, 1997 when he became Senior Vice President, Commercial Business Unit.

     The following table sets forth information with respect to all options granted in fiscal 1997 to the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS                                        GRANT DATE VALUE
------------------------------------------------------------------------------------------   ----------------
                                      NUMBER OF     PERCENT OF
                                      SECURITIES      TOTAL
                                      UNDERLYING   OPTIONS/SARS
                                       OPTIONS/     GRANTED TO    EXERCISE OR                   GRANT DATE
                                         SARS      EMPLOYEES IN   BASE PRICE    EXPIRATION   PRESENT VALUE(2)
                NAME                  GRANTED(1)   FISCAL YEAR      ($/SH)         DATE            ($)
                ----                  ----------   ------------   -----------   ----------   ----------------
David I. Fuente.....................   165,000         8.72         13.6875      4/14/07          898,557
                                       300,000                      16.5313      7/25/07        1,927,470
John C. Macatee.....................   300,000         5.62         16.8125      8/18/07        1,960,260

Richard M. Bennington...............    60,000         3.00         13.6875      4/14/07          326,748
                                       100,000                      16.5313      7/25/07          642,490
Barry J. Goldstein..................    40,000         2.62         13.6875      4/14/07          217,832
                                       100,000                      16.5313      7/25/07          642,490
William P. Seltzer..................    35,000         2.53         13.6875      4/14/07          190,603
                                       100,000                      16.5313      7/25/07          642,490
F. Terry Bean.......................    35,000         2.53         13.6875      4/14/07          190,603
                                       100,000                      16.5313      7/25/07          642,490

---------------

(1) Options granted on April 14, 1997 and August 18, 1997 vest in three equal installments on April 14 or August 18, 1998, 1999 and 2000. Options granted on July 25, 1997 vest in a single installment on the third anniversary of the date of grant. None of the options were awarded with tandem stock appreciation rights ("SARs"). In order to prevent dilution or enlargement of rights under the options, in the event of a merger or any other reorganization, recapitalization, stock split, stock dividend, combinations of shares, merger, consolidation or other change in the Common Stock the number of shares available upon exercise and the exercise price will be adjusted accordingly. The Compensation Committee may, subject to specified limitations, advance (i) the date on which an option shall become exercisable by the grantee and (ii) the grantee's right to designate an Appreciation Date for any SAR.
(2) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options granted in 1997 by the Company to the executive officers listed above. Under the Black-Scholes option pricing model, the grant date present value of the stock options referred to in the table was calculated to be $5.45, $6.43 and $6.53 for options granted on April 14, 1997, July 25, 1997 and

    August 18, 1997, respectively. The following facts and assumptions were used in making such calculation: (i) exercise prices as indicated in the table above; (ii) fair market values equal to the respective exercise prices of each option on the date of grant; (iii) a dividend yield of 0%; (iv) an expected stock option term of 6 years; (v) a stock volatility of 25% based on an analysis of weekly stock closing prices of Common Stock during the fourth quarter of 1997; and (vi) an assumed risk-free interest rate of 6.38% for the options granted on April 14, 1997 and an assumed risk-free interest rate of 6.02% for the options granted on July 25, 1997 and August 18, 1997, each of which is equivalent to the yield on a ten-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present values for each stock option were multiplied by the total number of stock options granted to each of the executive officers listed above to determine the total grant date present value of such stock options granted to each such executive officer, respectively.

     The following table sets forth information with respect to all options exercised in fiscal 1997 and the year-end value of unexercised options held by the Named Executive Officers.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                         NUMBER OF             VALUE OF
                                                                   SECURITIES UNDERLYING     UNEXERCISED
                                                                        UNEXERCISED          IN-THE-MONEY
                                                                      OPTIONS/SARS AT      OPTIONS/SAR'S AT
                                                                      FISCAL YEAR-END      FISCAL YEAR-END
                                                                   ---------------------   ----------------
                                      SHARES ACQUIRED    VALUE         EXERCISABLE/          EXERCISABLE/
                                        ON EXERCISE     REALIZED       UNEXERCISABLE        UNEXERCISABLE
                NAME                        (#)           ($)              (#)1                  ($)1
                ----                  ---------------   --------   ---------------------   ----------------
David I. Fuente.....................        -0-           -0-            1,128,490            12,134,281
                                                                           616,667             4,403,741
John C. Macatee.....................        -0-           -0-                  -0-                   -0-
                                                                           300,000             1,837,500
Richard M. Bennington...............        -0-           -0-              252,087             2,375,414
                                                                           211,667             2,541,728
Barry J. Goldstein..................        -0-           -0-              376,701             4,235,140
                                                                           178,334             1,242,290
William P. Seltzer..................        -0-           -0-              347,499             3,068,695
                                                                           170,001             1,167,084
F. Terry Bean.......................        -0-           -0-              145,000               208,221
                                                                           170,001             1,167,084

---------------

(1) The first number shown for each officer represents exercisable options, and the second number represents unexercisable options.

EMPLOYMENT AGREEMENTS

  Change of Control Employment Agreements

     Messrs. Fuente, Bean, Bennington, Goldstein and Seltzer entered into employment agreements with the Company in September 1996 (each a "Change of Control Employment Agreement") and Mr. Macatee entered into a Change of Control Employment Agreement in October 1997. Each Change of Control Employment Agreement provides that if (but only if) the Company undergoes a Change of Control (as defined in such employment agreement), during the Change of Control Period (as defined below), the executive will be entitled to certain employment rights; a minimum annual base salary and bonus; participation rights in the Company's incentive, savings, retirement and welfare benefit plans; and certain payments and other benefits upon termination of employment in certain circumstances. As used above, "Change of Control Period" means the period commencing on the date of the employment agreement and ending on the third anniversary thereof, provided that the Change of Control Period will be automatically extended unless earlier terminated by the Company. The purpose of the employment agreements is to assure the continued dedication of the executive, notwithstanding the possibility, threat or occurrence of a Change of Control.

     The Change of Control Employment Agreements provide for the employment of the executive for the twelve-month period following a Change of Control (the "Employment Period") on terms comparable to those the executive enjoyed immediately prior to the Change of Control. If, during the Employment Period, the Company terminates an executive's employment other than for cause, the executive terminates his own employment for good reason or the executive's employment is terminated due to his death or disability, the executive will be entitled to a lump sum cash payment of (a) the sum of (i) the executive's accrued but unpaid salary through the termination date and (ii) a pro rata portion of the higher of the executive's highest bonus under any of the Company's annual incentive bonus plans during the last three full fiscal years prior to the Change of Control and the annualized annual bonus paid or payable for the most recently completed fiscal year (such higher amount being referred to as the "Highest Annual Bonus") plus (b) two (in the case of Mr. Bean) or three (in the case of Messrs. Fuente, Macatee, Goldstein and Bennington) times the sum of such executive's annual base salary and Highest Annual Bonus, plus
(c) the equivalent of the amount the executive would have received under the Company's retirement plans had he continued to be employed by the Company for two or three years, as the case may be, following his termination. Moreover, under the Change of Control Employment Agreements if the Company terminates an executive's employment other than for cause or the executive terminates his own employment for good reason, the executive and his family will continue to receive the Company's welfare benefits for two or three years, as the case may be, following such termination date. Each executive will receive a smaller payment and benefit rights (as described in the Change of Control Employment Agreements) if terminated for cause or if the executive terminates his own employment for other than good reason. The Change of Control Employment Agreements further provide for the payment of a "gross up" payment in the event that the payments set forth above are subject to the excise tax imposed by
Section 4999 of the Code.

  Executive Employment Agreements

     In October 1997 each of Messrs. Macatee, Bennington, Goldstein, Bean and Seltzer entered into an executive employment agreement (collectively, the "Executive Employment Agreements") with the Company. The Executive Employment Agreements provide that, during the terms of the agreements, the executive shall devote his full business time and attention to the business and affairs of the Company and its subsidiaries.

Each Executive Employment Agreement sets forth the executive's title and provides that the executive shall be paid a base salary which may be increased, but not reduced, and further provides that the executive will be entitled to participate in the Company's bonus plan and other fringe benefit plans. The 1997 base salaries of Messrs. Macatee, Bennington, Goldstein, Bean and Seltzer were $575,000, $486,000, $440,000, $327,600 and $350,000, respectively. The term of the Executive Employment Agreements is three years for Messrs. Macatee, Bennington and Goldstein, and two years for Messrs. Bean and Seltzer, and in each case the agreements are automatically extended for one year if neither party provides written notice of termination at least six months prior to the end of the employment term.

     If an Executive Employment Agreement is terminated prior to its stated term either by the Company without Cause (as defined below) or by the executive with Good Reason (as defined below), the executive is entitled to his base salary and insurance benefits through the second anniversary of termination (or, in the case of Messrs. Bean and Seltzer, the eighteen-month anniversary), his pro rata bonus, vested but unpaid amounts under the Company's other incentive plans, deferred compensation plans and other programs. If an Executive Employment Agreement is terminated prior to its stated term either by the Company with Cause or by the executive without Good Reason, the executive is entitled to his base salary through the date of such termination and vested but unpaid amounts under incentive plans, deferred compensation plans and other programs, but is not entitled to a bonus payment. If an Executive Employment Agreement is terminated upon an executive's death or permanent disability or incapacity, the executive (or his estate) is entitled to his base salary through the date of such termination, his pro rata bonus, and vested but unpaid amounts under the Company's other incentive plans, deferred compensation plans and other programs. The amounts payable upon termination of an Executive Employment Agreement may, at the Company's option, be paid in a single installment within 30 days following termination of employment or in any other manner consistent with the Company's normal payment policies.

     "Cause" is defined to include willful and continued failure of executive to perform substantially his duties with the Company or one of its affiliates after a written demand for substantial performance is delivered to executive or willful illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. "Good Reason" is defined to include assignment to executive of duties inconsistent with his position or other diminution in responsibilities, failure by the Company to comply with its obligation to pay executive or provide benefits to him as provided in the agreement, a requirement that the executive be based at any location other than the Company's headquarters or any purported termination by the Company of the executive's employment other than expressly permitted by the agreement.

     The Executive Employment Agreements also contain confidentiality, non-compete and non-solicitation provisions pursuant to which no executive may:
(i) disclose confidential information to unauthorized persons or use such information for his own purposes, (ii) during the employment term and for one year thereafter, engage in any business competing with the Company's business or
(iii) during the employment term and for one year thereafter, solicit or hire a Company employee or induce any customer, supplier or other business relation of the Company to cease doing business with it.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board is comprised of two directors, currently Mr. Hedrick and Ms. Cohen. No such director is or was an officer of the Company or any of its subsidiaries, no executive officer of the Company serves or served on the compensation committee of another entity (i) one of whose executive officers served on the Compensation Committee of the Company or
(ii) one of whose executive officers served as a director of the Company, and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serving on the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON 1997 EXECUTIVE COMPENSATION

     The Company's compensation philosophy is to motivate employees to enhance stockholder value. The Company's compensation practices are designed to attract, motivate and retain key personnel by recognizing individual contributions as well as the achievement of specific pre-determined goals and objectives, primarily through the use of "at risk" compensation strategies.

     The Company's compensation program for executive officers consists of three main components: (i) competitive base salaries, (ii) annual cash incentives based on overall Company performance under the Company's bonus plans and (iii) stock option awards intended to encourage the achievement of superior results over time and to align executive officer and stockholder interests. The second and third components constitute "at risk" elements of each executive's total compensation.

     Base Salary. The Compensation Committee determines base salaries for executive officers utilizing market survey data which focuses on other high performance and specialty retail companies. The market survey data focused on companies with annual revenues in the $4-$6 billion range. A number of the companies included in the comparison base for establishing executive pay levels were included in the S&P Retail Stores Composite and in the S&P 500. The Committee targets the median level of the executive market for comparably sized companies within these surveys in determining executive base pay levels.

     The 1997 base salary for Mr. Fuente, Chairman and Chief Executive Officer, increased by $80,000, a 10% increase over his 1996 base salary. Salaries for the five other Named Executive Officers (as defined) as a group rose by $144,898, or 10%, over their 1996 base pay. These increases in salaries for the Chief Executive Officer and the five other Named Executive Officers position these executives competitively with their respective peer groups and reflect the increase in responsibilities consistent with the Company's growth.

     Annual Bonus. The bonus compensation of the Company's executive officers is determined pursuant to the Company's bonus plans, which provide for cash awards to eligible participants, based upon objectives determined each year. In the past, executive officers have been eligible to participate in either the Company's Management Incentive Plan (the "Management Plan") or the Company's Designated Executive Incentive Plan (the "Designated Executive Plan" and, together with the Management Plan, the "Bonus Plans"). Eligible participants under the Management Plan have generally been salaried employees, including executive officers, who have been employed by the Company through the end of the related fiscal year. Under the Designated Executive Plan, eligible participants are defined to include those key employees of the Company who have been identified by the Board. Executive Officers who participate in the Designated Executive Plan cannot participate in the Management Plan. The objective of both plans is to enhance stockholder value by rewarding employees for the attainment of the Company's financial objectives and, in the case of the Management Plan, for the attainment of specific individual goals linked to specified strategic elements of the business. By extending annual bonuses deep into the organization, the Company seeks to motivate all managerial employees to help achieve the Company's profit objectives and other key strategic initiatives. Beginning in 1998, all bonuses for executive officers will be made under the Designated Executive Plan.

     Awards under the Bonus Plans are expressed as a percentage of base salary. These awards to executive officers are a function of the participant's level of responsibility and the Company's financial performance for the year. Awards to other management employees under the Management Plan are also based on achievement of individual performance objectives. The Company has reserved the discretionary power under the Bonus Plans to defer payment to prevent a participant's includible compensation from exceeding the $1 million limit under Section 162(m) of the Code for any given year.

     Under the Management Plan, performance is measured in connection with attainment of specific earnings per share objectives and may also be based on individual goals where appropriate that are established by the participant and his or her immediate supervisor. Under the Designated Executive Plan, performance is measured only in connection with attainment of specific objectives based on one or more of the following five measurements of the Company's performance, as determined by the Compensation Committee in the first quarter of each year and as such measurements may be adjusted for merger costs as presented on the Company's audited financial statements: pre-tax earnings, net earnings, earnings per share, return on net assets and return on equity. The maximum bonus amount payable under the Designated Executive Plan in any single year to any single officer is $2 million. The goals of and awards to the Chief Executive Officer, the President, and the executive officers of the Company under the Bonus Plans are approved by the Compensation Committee.

     For 1997, potential incentive awards to the executive officers were based on earnings per share and return on net assets objectives as approved by the Compensation Committee. The incentive opportunities for the executive officers pursuant to the Bonus Plans were calculated as a percentage of base salary earnings, with a minimum award if earnings per share equaled $.91 (exclusive of merger costs) and a maximum award otherwise payable if the Company's earnings per share equaled or exceeded $1.01 (exclusive of merger costs). Actual 1997 earnings per share (on a diluted basis) were $1.02 ($.97 inclusive of merger costs) compared to $.80 in 1996, or an increase of 27% (21% inclusive of merger costs), which resulted in bonus payments at the maximum level for the Company's executive officers and Mr. Bean (Mr. Bean was not serving as an executive officer of the Company at the end of the 1997 fiscal year) under the Bonus Plans.

     This emphasis on "at risk" compensation is consistent with the Company's compensation philosophy and supports continued creation of stockholder value.

     July 1997 Awards. In July 1997, following ten months of uncertainty in connection with the Company's unsuccessful merger with Staples, Inc., the Compensation Committee determined that it was necessary to grant stock awards to certain key executives of the Company, including each of the Named Executive Officers, in order to provide long term incentives to retain key executives in leadership positions in the Company. In order to receive these awards, those executives who had not previously entered into agreements with the Company containing non-compete, non-solicitation and confidentiality agreements were required to do so. Each of the executives chosen by the Board received options to purchase shares of Common Stock with an exercise price equal to fair market value on the date of grant. The option awards are subject to a three year vesting period and require continuous employment with the Company during the vesting period. The options awarded on July 25, 1997 become exercisable on July 25, 2000.

     Stock Based Incentive Program. The objective of stock option awards is to motivate grantees to maximize long-term growth and profitability of the Company. Grantees can recognize value from options granted only if the Company's stock price increases after the date on which such options are granted, since the exercise price of options granted must at least equal the fair market value of the Company's stock on the date of grant. The award of options thus aligns the long-range interests of the grantees with those of stockholders.

     Grants of options to the Company's executive officers and other key employees in fiscal 1997 were made pursuant to the Omnibus Equity Plan and the Equity Incentive Plan, which replaced the Omnibus Equity Plan in October 1997. Grants of options are generally made annually. The Compensation Committee determined the grant levels for grants to the Chief Executive Officer and the executive officers of the Company after taking into consideration prior year's grants, the organizational impact of the participant and the level of emphasis the Company placed on participant retention. Stock option awards below the executive officer level are a function of position within the organization.

     Based on the Black-Scholes option pricing model, the present value at date of grant of Mr. Fuente's 1997 stock options represented 50.2% of his total 1997 compensation. The total "at risk" portion, stock options plus annual bonus, represented 81.46% of his total 1997 compensation.

     Stock option awards granted to the other Named Executive Officers for 1997 represented 46.98% of the total 1997 compensation for such officers. The total "at risk" portion, stock options plus annual bonus, for the other Named Executive Officers represented 81.94% of the total 1997 compensation for such officers.

     Deferred Compensation Plan. The Company's executive officers and other key employees are permitted to defer up to 25% of their base salaries and up to 100% of their bonuses under the Office Depot, Inc. Deferred Compensation Plan. Deferrals may generally be made for any period of time selected by the executive, but the Company has the right to further defer payouts under the plan in order to avoid exceeding the $1 million limit under Section 162(m) of the Code on executive compensation. Although the plan allows the Company to make additional matching deferrals and incentive contributions at its discretion, no such contributions were made under the plan for 1997 and no such contributions are contemplated for 1998.

     Split Dollar Life Insurance. Effective April 1995, the Corporation made available to its executive officers the opportunity to purchase whole life insurance policies, with the premiums payable by the Company. If the Company's assumptions regarding mortality, dividends and other factors are realized, the Company will recover all of its payments for premiums either from death benefits or from the executive, if the policy is transferred to the executive.

     Senior Management Deferred Compensation Plan. The Company has implemented the Senior Management Deferred Compensation Plan (a non qualified retirement savings plan) to provide its executive officers and other management and sales executives the opportunity to defer retirement savings in addition to those amounts which may be deferred under the Office Depot Retirement Savings Plan (401(k)). The Senior Management Deferred Compensation Plan allows the Company to supplement the Company's matching contributions, which are limited under the Office Depot Retirement Savings Plan (401(k)) pursuant to provisions of the Code.

     Compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Named Executive Officers. The Company has structured portions of the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants and annual bonus) in a manner intended to comply with Section 162(m). The Compensation Committee intends to continue to take actions, including seeking stockholder approval, to ensure that the Company's executive compensation programs meet such requirements, except in those cases where the Compensation Committee believes stockholder interests are best served by retaining flexibility of approach.

                                          Report of Compensation Committee

                                          W. Scott Hedrick, Chairman
                                          Cynthia R. Cohen, Member

COMMON STOCK PERFORMANCE

     The graph shown below compares the cumulative total stockholder return on the Company's Common Stock since December 31, 1992 with the S&P 500 Index and the S&P Retail Stores Composite Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG OFFICE DEPOT, INC., THE S&P 500 INDEX
                   AND THE S&P RETAIL STORES COMPOSITE INDEX


                               (graphic omitted)


                                                                                         S&P RETAIL
               MEASUREMENT PERIOD                  OFFICE DEPOT,                           STORES
             (FISCAL YEAR COVERED)                      INC.            S&P 500          COMPOSITE
                     12/92                             $100              $100               $100
                     12/93                             $149              $110                $96
                     12/94                             $156              $112                $88
                     12/95                             $130              $153                $98
                     12/96                             $119              $189               $116
                     12/97                             $159              $252               $167

CERTAIN TRANSACTIONS

     On April 24, 1991, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Carrefour, pursuant to which the Company agreed to sell to Carrefour 6,435,000 newly issued shares of the Company's Common Stock at a price of $6.23 per share (the "Carrefour Transaction"). Such shares were issued to Fourcar, a wholly-owned indirect subsidiary of Carrefour. The Carrefour Transaction was consummated on June 7, 1991 and resulted in proceeds to the Company of $40,040,000. Fourcar subsequently purchased additional shares in the market. In August 1995, 15,500,000 shares of the Company's Common Stock were offered pursuant to a public offering whereby 2,000,000 shares were sold by the Company and 13,500,000 shares were sold by Fourcar (the "Offerings"). Following the completion of the Offerings, Fourcar continued to own 9,192,600 shares of Common Stock (approximately 6% of the then issued and outstanding shares). In addition, Carrefour has agreed not to compete with the Company in the retail office products supply business in a large volume, warehouse or discount store format in North America. In June 1995, the Company entered into a joint venture agreement with Carrefour to own and operate office supply stores in France using a format similar to that utilized by the Company in its U.S. stores. The joint venture is owned 50% by Carrefour and 50% by the Company. The joint venture opened its first two stores in France in 1996. Herve Defforey, who was a director of the Company until his resignation in November 1997, has served as Member of the executive board in charge of Finance and Administration of Carrefour and, is a director of the joint venture.

STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in proxy materials for the Company's 1998 Annual Meeting of Stockholders should be addressed to the Corporate Secretary at the Company's principal executive offices, 2200 Old Germantown Road, Delray Beach, Florida 33445, and must be received by the Company on or before December 24, 1998.

OTHER MATTERS

     It is not presently expected that any matters other than those discussed herein will be brought before the Annual Meeting. If, however, other matters do come before the meeting, it is the intention of the persons named as repre sentatives in the accompanying proxy to vote in accordance with the recommendation of the Company's management.

                                                                      APPENDIX A

                               OFFICE DEPOT, INC.
                    AMENDED LONG-TERM EQUITY INCENTIVE PLAN

1. PURPOSE.

     This plan shall be known as the Office Depot, Inc. Long-Term Equity Incentive Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of Office Depot, Inc. (the "Company") and its Subsidiaries by (i) providing certain directors, officers and key employees of, and certain other key individuals who perform services for, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. Grants of incentive or nonqualified stock options, stock appreciation rights ("SARs"), either alone or in tandem with options, restricted stock, performance awards, or any combination of the foregoing may be made under the Plan.

2. DEFINITIONS.

     (a) "BOARD OF DIRECTORS" and "BOARD" mean the board of directors of Office Depot.

     (b) "CAUSE" means the occurrence of one of the following events:

          (i) Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

          (ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

          (iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or

          (iv) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

     (c) "CHANGE IN CONTROL" means, except as may otherwise be provided by the Committee, the occurrence of one of the following events:

          (i) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
     Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

          (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation; provided, however, a Change of Control shall not be deemed to have occurred (A) if such merger or consolidation would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) if the corporate existence of the Company is not affected and following the merger or consolidation the Company's chief executive officers retain their positions with the Company and the directors of the Company prior to such merger or consolidation constitute at least a majority of the board of the Company or the entity that directly or indirectly controls the Company after such merger or consolidation; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person.

     (d) "CODE" means the Internal Revenue Code of 1986, as amended.

     (e) "COMMITTEE" means the Compensation Committee of the Board. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 under the Exchange Act and
Section 162(m) of the Code.

     (f) "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

     (g) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (h) "EXEMPT PERSON" means any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

     (i) "FAIR MARKET VALUE" of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") for the immediately preceding trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or withholding taxes and to compute the withholding taxes.

     (j) "INCENTIVE STOCK OPTION" means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

     (k) "NON-EMPLOYEE DIRECTOR" has the meaning given to such term in Rule 16b-3 under the Exchange Act.

     (l) "NONQUALIFIED STOCK OPTION" means any stock option other than an Incentive Stock Option.

     (m) "OTHER COMPANY SECURITIES" mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

     (n) "PRIOR PLAN(S)" means the Office Depot, Inc. Omnibus Equity Plan, the Office Depot, Inc. Directors Stock Option Plan or any other plan which these plans subsumed or replaced.

     (o) "RETIREMENT" means retirement as defined under any Company pension plan or retirement program or termination of one's employment on retirement with the approval of the Committee.

     (p) "SUBSIDIARY" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3. ADMINISTRATION.

     The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. The Committee shall consist of at least two directors. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) modify the terms of grants made under the Plan, (iv) interpret the Plan and grants made thereunder, (v) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.

     The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company's general creditors.

4. SHARES AVAILABLE FOR THE PLAN.

     Subject to adjustments as provided in Section 15, as of any date the total number of shares of Common Stock with respect to which awards may be granted under the Plan (the "Shares") shall equal the excess (if any) of 15,212,500, over (i) the number of shares of Common Stock subject to outstanding awards under the Plan or the Prior Plans, (ii) the number of shares of Common Stock in respect of which options and stock appreciation rights have been exercised under the Plan or the Prior Plans, and (iii) the number of shares of Common Stock issued pursuant to performance awards or issued subject to forfeiture restrictions which have lapsed under the Plan or the Prior Plans. Such Shares may be in whole or in part authorized and unissued, or shares which are held by the Company as treasury shares. If any grant under the Plan or any Prior Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan or any Prior Plan, related SARs are exercised.

     Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 17 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5. PARTICIPATION.

     Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and key employees of, and other key individuals performing services for, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ of or the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

     Incentive Stock Options or Nonqualified Stock Options, SARs, alone or in tandem with options, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may
be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6. INCENTIVE AND NONQUALIFIED OPTIONS.

     The Committee may from time to time grant to eligible participants Incentive Stock Options, Nonqualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code). In any one calendar year, the Committee shall not grant to any one participant, options or SARs to purchase a number of shares of Common Stock in excess of 1,000,000 shares. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

     It is the Company's intent that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such nonqualification, the stock option represented thereby shall be regarded as a Nonqualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Nonqualified Stock Options.

     (a) Price. The price per Share deliverable upon the exercise of each option ("exercise price") shall be established by the Committee, except that in the case of the grant of any Incentive Stock Option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code.

     (b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft or money order), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options' exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing. Options may also be exercised upon payment of the exercise price of the Shares to be acquired by delivery of the optionee's promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

     In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the share(s) of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

     In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option.

     (c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but, except as otherwise provided herein, in no event shall an option be exercisable in whole or in part, in the case of a Nonqualified Stock Option or an Incentive Stock Option (other than as described below), more than ten years from the date it is granted or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, if required by the Code, more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Unless otherwise provided herein or in the terms of the related grant, an optionee may exercise an option only if he or she is, and has continuously since the date the option was granted, been a director, officer or employee of or performed other services for the Company or a Subsidiary. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

     (d) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiary Corporations (as defined in Section 424 of the Code) may not exceed $100,000.

     (e) Termination; Change in Control. Except as may otherwise be provided by the Committee:

          (i) If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to the death of the participant, all of the participant's options and SARs shall become fully vested and exercisable and shall remain so for a period of 24 months from the date of such death but in no event after the expiration date of the options or SARs.

          (ii) If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant's options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of up to 90 days after the date of Retirement, but in no event after the expiration date of the options or SARs and (B) all of the participant's options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement.

          (iii) If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, all of the participant's options and SARs shall be forfeited immediately upon such cessation, whether or not then exercisable.

          (iv) If a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Retirement or Cause, (A) all of the participant's options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options or SARs and (B) all of the participant's options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation. The Committee may, at its sole discretion, determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of this Plan and
     (ii) the impact, if any, of any such leave on outstanding awards under the Plan.

          (v) If there is a Change in Control, all of the participant's options and SARs shall become fully vested and exercisable immediately prior to such Change in Control and shall remain so until the expiration date of the options and SARs.

     (f) Grant of Reload Options. The Committee may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option ("Exercised Options") and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a "Reload Option") for a number of shares of Common Stock equal to the sum (the "Reload Number") of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

7. STOCK APPRECIATION RIGHTS.

     The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify.

     No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, any options to which the SARs correspond. Prior to the exercise of the SAR and delivery of the cash and/or Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

     SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

     Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised (less any applicable taxes). The Committee shall decide whether such distribution shall be in cash, in Shares having a Fair Market Value equal to such amount, in Other Company Securities having a Fair Market Value equal to such amount or in a combination thereof.

     All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable.

8. RESTRICTED STOCK.

     The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least 1 year except as otherwise provided in the third paragraph of this
Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

     The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant's behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant's restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

     Except as may otherwise be provided by the Committee, (a) immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death or Retirement during any period of restriction, all restrictions on Shares granted to such participant shall lapse, and (b) at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9. PERFORMANCE AWARDS.

     Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards so granted to a participant and the appropriate period over which performance is to be measured (a "performance cycle"). Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

     The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee. In any one calendar year, the Committee shall not grant to any one participant more than 100,000 performance Shares.

     The Committee shall establish performance goals and objectives for each performance cycle on the basis of one or more of the following five measurements of the Company's performance for the relevant period, as such measurements may be adjusted for merger costs as presented on the Company's audited financial statements: pre-tax earnings, net earnings, earnings per share, return on assets and return on equity. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable to the extent permitted under Section 162(m) of the Code.

     The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company's performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine.

     A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that, except as otherwise provided by the Committee, (a) if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death or Retirement prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company's performance over that portion of such cycle and (b) in the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the performance cycle(s) had terminated as of the date of the Change in Control.

10. WITHHOLDING TAXES.

     (a) Participant Election. The Committee may provide that a participant may be permitted to elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver shares of Common Stock pursuant to this Section 10(a), such delivery must be made subject to the conditions and pursuant to the procedures set forth in
Section 6(b) with respect to the delivery of Common Stock in payment of the exercise price of options.

     (b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan, to the payment of any SAR or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or payment or any delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or payment or to the delivery of Shares under the Plan, or to retain or sell without notice a sufficient number of the Shares to be issued to such grantee to cover any such taxes, the payment of which has not otherwise been provided for in accordance with the terms of the Plan, provided that the Company shall not sell any such Shares if such sale would be considered a sale by such grantee for purposes of
Section 16 of the Exchange Act that is not exempt from matching thereunder.

11. WRITTEN AGREEMENT; VESTING.

     Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee may otherwise provide and except as otherwise provided in Sections 6, 7, 8 and 9 in connection with a Change of Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

12. TRANSFERABILITY.

     Unless the Committee determines otherwise, no option, SAR, performance award, or restricted stock granted under the Plan shall be transferable by a participant otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option, SAR, or performance award may be exercised only by the optionee or grantee thereof or his guardian or legal representative; provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder.

13. LISTING, REGISTRATION AND QUALIFICATION.

     If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out and no Shares may be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

     It is the intent of the Company that the Plan comply in all respects with
Section 162(m) of the Code, that awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Section 162(m), such provision shall be deemed null and void to the extent required to permit the Plan to comply with Section 162(m), as the case may be.

14. TRANSFER OF EMPLOYEE.

     The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

15. ADJUSTMENTS.

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property reserved for issuance under the Plan, in the number and kind of Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company's obligations regarding options, SARs performance awards, and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

     Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in
Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee's discretion.

16. TERMINATION AND MODIFICATION OF THE PLAN.

     The Board of Directors or the Committee, without approval of the stockholders, may modify or terminate the Plan, except that no modification shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any listing requirement of the principal stock exchange on which the Common Stock is then listed.

17. AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN.

     The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 15, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. The Committee may, with the grantee's consent, cancel any award under the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made; and further provided, notwithstanding the foregoing or any other provision of this Plan, that in no event shall an option or stock appreciation right be granted in substitution for a previously granted option or stock appreciation right, with the old award being canceled or surrendered as a condition of receiving the new award, if the new award would have a lower option exercise price or stock appreciation right appreciation base than the award it replaces. The foregoing is not intended to prevent equitable adjustment of awards upon the occurrence of certain events as herein provided, for example, without limitation, adjustments pursuant to
Section 15.

18. COMMENCEMENT DATE; TERMINATION DATE.

     The date of commencement of the Plan shall be October 1, 1997, subject to approval by the stockholders of the Company. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, no Incentive Stock Options shall be issued under this plan after the close of business on September 30, 2007. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any grant of options or other incentives theretofore granted under the Plan.

19. GOVERNING LAW.

     The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions.

                                                                      Appendix B




PROXY

                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                             DELRAY BEACH, FL 33445

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints David I. Fuente and Barry J. Goldstein as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of Office Depot, Inc. held of record by the undersigned on April 15, 1998, at the annual meeting of shareholders to be held on May 26, 1998 or any adjournment thereof.

1.    ELECTION OF DIRECTORS
      [ ] FOR all of the nominees listed below (except             [ ] WITHHOLD AUTHORITY
          as marked in the space provided below)                       to vote for all of the nominees listed below

     Cynthia R. Cohen, David I. Fuente, W. Scott Hedrick, James L. Heskett, John C. Macatee, Michael J. Myers, Peter J. Solomon and Frank P. Scruggs.

     (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE AMENDMENTS TO THE OFFICE DEPOT, INC. LONG-TERM EQUITY INCENTIVE PLAN

                  [ ] FOR            [ ] AGAINST              [ ] ABSTAIN

3. PROPOSAL TO RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

                  [ ] FOR            [ ] AGAINST              [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

                                 Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                 -----------------------------------------------
                                                   Signature

                                 -----------------------------------------------
                                            Signature if held jointly

                                 DATED:                                   , 1998
                                       -----------------------------------


        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.